EXHIBIT (J)

                  [McCurdy & Associates CPA's Inc. Letterhead]
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Post-effective Amendment No. 2 to the Registration Statement for the Azzad Funds (Registration Number 333-20177 Investment Company Act Number 811-08021), of all references to our firm included in or made a part of this Amendment.

/s/ McCurdy & Associates
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
August 30, 2001